Exhibit 99.1
Media Contact:                                Investor Contact:
Alice Ferreira, 203-578-2610                        Terry Mangan, 203-578-2318
acferreira@websterbank.com                        tmangan@websterbank.com

Webster Financial Corporation Releases
Results of 2017 Dodd-Frank Act Stress Test

WATERBURY, Conn., October 17, 2017 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced the release of its company-run 2017 capital stress test results as required by the Dodd-Frank Act. The stress test disclosure includes the results for both Webster Financial Corporation and Webster Bank, and can be found on Webster’s Investor Relations website under the heading “Presentations” at: http://phx.corporate-ir.net/phoenix.zhtml?c=73114&p=irol-presentations.

Webster Financial Corporation’s and Webster Bank’s regulatory capital ratios continue to significantly exceed well-capitalized levels throughout the nine-quarter stress test period. Results are based on a forward-looking exercise using hypothetical severely adverse macroeconomic assumptions developed and provided by the Federal Reserve Board and the Office of the Comptroller of the Currency, and do not represent Webster’s economic forecast.

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About Webster
Webster Financial Corporation is the holding company for Webster Bank, National Association. With $26.2 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 167 banking centers and 343 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.